Exhibit 99

Bina Thompson 212-310-3072

Hope Spiller 212-310-2291

FOR IMMEDIATE RELEASE…

Colgate Announces Record 1st Quarter

Strong Top-Line Dollar Sales and Volume Growth

Gross Profit Margin Reaches All-Time High

New York, New York, April 21, 2004 … Colgate-Palmolive Company (NYSE:CL) today announced its 32nd consecutive quarter of increased net income, earnings per share and gross profit margin in the first quarter 2004. The earnings growth was driven by a global sales increase of 8.0% excluding divestments, and a global unit volume increase of 4.0% on the same basis. Top-line growth was especially strong in Latin America, Europe, Asia/Africa and Hill’s. Despite difficult comparisons, worldwide gross profit margin increased 40 basis points to an all-time high of 55.7% and increased well above expectations in Colgate’s overseas divisions. Total worldwide commercial investment in support of Colgate’s core franchises increased 14%. Worldwide dollar sales as reported increased 7.0%. This increase was driven by 3.0% volume growth and favorable foreign exchange of 5.0%.

Dollar operating profit and net income reached new records in the first quarter, increasing 4% to $531.3 million and $338.5 million, respectively. Diluted earnings per share increased 5% to $.59 vs. $.56 in the year ago period.

Colgate’s strong balance sheet strengthened even further, with all key balance sheet ratios improving. Net working capital declined again as a percent to sales. Excluding a one-time capital gains tax payment of $27.2 million during the quarter from sale of European detergents in 2003, net cash provided by operations increased 9% and free cash flow before dividends rose 11%. As reported, including these tax payments, net cash provided by operations increased 1% and free cash flow before dividends rose 3%. Worldwide after-tax return on capital was 36.2% in first quarter 2004, up 90 basis points versus the year ago period.

Reuben Mark, Colgate’s Chairman and CEO said, “We are delighted to begin 2004 so well, with solid results that exceed our expectations on virtually every line of the P&L.

“Excellent sales growth and record gross profit margin during the quarter funded a substantial increase in commercial investment in every operating division which should benefit the remainder of the year.

“Colgate’s international businesses delivered strong 7.0% unit volume growth during the quarter, excluding divestments, while the momentum of our U.S. business is building nicely.

“Looking around the world, our market shares are good, the new product process is working well and margin gains are exceeding expectations. Accordingly, we are encouraged by our prospects for the balance of the year.”

At 11:00 a.m. ET today, Colgate will host a conference call to elaborate on first quarter results and to discuss the Company’s ongoing expectations. To access this call as a webcast, please go to Colgate’s web site at www.colgate.com.

The following are comments about divisional performance. See attached Geographic Sales Analysis and Segment Information schedules for additional information on divisional sales and operating profit.

North America (23% of Company Sales)

North American sales and unit volume declined 3.5% and 3.0%, respectively, in the quarter, compared to record sales performance in the year ago period due to strong sales of Colgate Simply White tooth whitening gel. Excluding Colgate Simply White gel, North American sales and unit volume increased 2% and 3%, respectively, in first quarter 2004. North American operating profit declined 8%, also reflecting the difficult year-on-year comparison and increased commercial investment during the quarter. Excluding the Simply White comparison, North American operating profit increased 5%.

Colgate’s national leadership of the U.S. toothpaste market continued during the quarter with its ACNielsen market share at 34.3% year to date, nearly three share points ahead of the number two competitor. Innovative new products driving U.S. growth include Colgate Simply White and Colgate Total Advanced Fresh toothpastes, Colgate Whitening and Colgate Massager manual toothbrushes, Colgate powered toothbrushes for kids featuring LEGO BIONICLE, BRATZ and LOONEY TUNES characters, and Softsoap Naturals Milk & Rose and Milk & Lavender body washes and liquid hand soaps.

New Palmolive Oxy Plus dishwashing liquid, with powerful oxygenated cleaning action that lifts dirt and grease, began shipping late in the first quarter and is off to a great start.

Europe (24% of Company Sales)

European sales and unit volume, excluding the divested detergent business, grew a very strong 19.0% and 8.5%, respectively, during the quarter. Excellent volume gains were achieved in the United Kingdom, Italy, France, Spain, Scandinavia, Belgium, Holland, Poland, Russia, Turkey, Adria, Ukraine and Romania. European sales as reported, which reflect the divestment of detergents in Europe, increased 14.5%. This increase reflected 4.0% volume growth and favorable foreign exchange of 13.5%. Dollar operating profit increased 14% even after strongly increased commercial investment.

Colgate continued to strengthen its Oral Care leadership in Western Europe during the quarter. The recent roll-out of Colgate Total Advanced Fresh toothpaste and the continued success of Colgate Sensitive toothpaste drove gains throughout the region with the Company’s toothpaste market shares in the United Kingdom reaching an all-time high. Other new products contributing to growth include Colgate powered toothbrushes for kids featuring LEGO BIONICLE, Palmolive Aromatherapy, Palmolive Thermal and Palmolive Thermal Spa shower gels and Soupline Hearts fabric conditioner tablets.

Colgate Propolis and Colgate Total Advanced Fresh toothpastes, Colgate Whitening toothbrush, Palmolive Thermal Spa shower gel and Ajax multipurpose squeeze spray cleaner contributed to growth throughout Central Europe and Russia.

Latin America (21% of Company Sales)

Latin American dollar sales and unit volume grew 7.0% and 5.5%, respectively, in first quarter 2004 continuing the strong momentum seen in this region late in 2003. Strong volume gains were achieved in Brazil, Venezuela, Central America, Ecuador and Peru. Dollar operating profit increased 6% even after a substantial increase in commercial investment in brand-building activities throughout the region.

Colgate continues to strengthen its Oral Care leadership in key countries throughout the region. Recent introductions contributing to gains include Colgate Triple Action, Colgate Herbal Whitening and Sorriso Jua plus Baking Soda toothpastes and Colgate Total Plus Whitening toothpaste, which helped drive market shares for the Colgate Total equity to record levels in Central America. Other new products driving growth in Latin America are Colgate Massager and Colgate Extra Clean toothbrushes, Palmolive Aromatherapy, Protex Sun Care and Palmolive Naturals Milk & Rose Petals bar soaps, Palmolive Caprice Specialties shampoo and conditioner and Fabuloso Orange Energy liquid cleaner.

Asia/Africa (19% of Company Sales)

Asia/Africa sales and unit volume, excluding the divested detergent business, grew a strong 12.5% and 7.5%, respectively, in the first quarter, on top of a very strong performance in the year ago period and continuing the positive momentum seen throughout 2003. China, Malaysia, Thailand, Philippines, Australia, Taiwan and South Africa each contributed strong volume gains. Asia/Africa sales as reported rose 11.0% reflecting 6.0% volume growth and favorable foreign exchange of 9.0%. Dollar operating profit increased 28% to an all-time record level, reflecting improved profitability combined with strengthened local currencies.

Successful new products driving growth in Oral Care are Colgate Herbal White and Colgate Fresh Confidence Citrus Blast toothpastes, Colgate powered toothbrushes for kids featuring LEGO BIONICLE, and Colgate Massager and Colgate Navigator Plus manual toothbrushes. In China, for example, Colgate continues its leadership of the toothpaste market with its national ACNielsen market share at 31.4% year to date, over 12 share points ahead of the number two competitor.

In Personal Care, the success of Palmolive Naturals and Palmolive Aromatherapy shampoos led to record high market shares in this category in the Philippines and helped expand market share growth in the region.

Hill’s Pet Nutrition (13% of Company Sales)

Innovative new products and veterinary endorsements continue to drive growth at Hill’s, the world leader in specialty pet food. Healthy results both domestically and internationally contributed to 4.0% global volume growth in the first quarter. This growth is on top of a very strong volume increase in the year ago period. Dollar sales rose 8.5% versus first quarter 2003, reflecting this volume growth together with favorable foreign exchange of 5.0%. Dollar operating profit increased 9% after increased commercial investment.

The continued growth of Science Diet Nature’s Best and Science Diet Advanced Protection contributed to volume growth in the U.S. specialty retail channel. Prescription Diet Feline m/d, a low carbohydrate diet clinically proven to alter a cat’s metabolism for effective weight loss and to help nutritionally manage cats with diabetes, contributed to growth in the veterinary channel.

Internationally, France, the United Kingdom, Italy, Russia, Turkey, Spain, Germany, South Africa and Australia each achieved strong volume gains. The continued success of Science Plan Nature’s Best and the recent roll-out of Prescription Diet Feline m/d throughout Europe contributed to the strong international results.

* * *

About Colgate-Palmolive: Colgate-Palmolive is a leading global consumer products company, tightly focused on Oral Care, Personal Care, Household Surface Care, Fabric

Care and Pet Nutrition. Colgate sells its products in over 200 countries and territories around the world under such internationally recognized brand names as Colgate, Palmolive, Mennen, Softsoap, Irish Spring, Protex, Sorriso, Kolynos, Ajax, Axion, Soupline, Suavitel and Fab, as well as Hill’s Science Diet and Hill’s Prescription Diet pet foods. For more information about Colgate’s global business, visit the Company’s website at www.colgate.com.

LEGO and BIONICLE™ are trademarks of the LEGO Group used here with special permission. ©2004 The LEGO Group

LOONEY TUNES is a ™ & © of Warner Bros. Entertainment Inc.

BRATZ trademarks are owned by and used under license from MGA Entertainment, Inc. ©2004

Certain financial measures contained in this release, as noted, exclude results for Colgate Simply White tooth whitening gel. Management believes this provides useful information to investors as it allows comparisons of Colgate’s other product lines and businesses without the impact of Colgate Simply White, sales of which began in the third quarter of 2002. In addition, sales and unit volume growth both worldwide and in relevant geographic divisions are discussed in the release both as reported and excluding divestments. Management believes this provides useful information to investors as it allows comparisons of sales and volume growth from ongoing operations. The Company defines free cash flow before dividends as net cash provided by operations less capital expenditures. As management uses this measure to evaluate the Company’s ability to satisfy current and future obligations, repurchase stock, pay dividends and fund future business opportunities, the Company believes that it provides useful information to investors. Free cash flow before dividends is not a measure of cash available for discretionary expenditures since the Company has certain non-discretionary obligations such as debt service that are not deducted from the measure. Free cash flow before dividends is not a GAAP measurement and may not be comparable to similarly titled measures reported by other companies.

This press release and the related webcast (other than historical information) may contain forward-looking statements. Actual events or results may differ materially from those statements. Investors should consult the Company’s filings with the Securities and Exchange Commission (including the information set forth under the caption “Cautionary Statement on Forward-Looking Statements” in the Company’s Form 10-K for the year ended December 31, 2003) for information about factors that could cause such differences. Copies of these filings may be obtained upon request from the Company’s Investor Relations Department or the Company’s website at www.colgate.com.

(See attached tables for first quarter results)

Colgate-Palmolive Company Condensed Consolidated Statements of Income

For the three months ended March 31, 2004 and 2003

(Dollars in Millions Except Per Share Amounts) (Unaudited)

	2004	2003

Net Sales	$2,513.5	$2,348.4

Cost of Sales	1,113.9	1,050.2

Gross Profit	1,399.6	1,298.2

Gross Profit Margin	55.7%	55.3%

Selling, General & Administrative Expenses	868.3	787.7

Operating Profit	531.3	510.5

Operating Profit Margin	21.1%	21.7%

Net Interest Expense	28.3	34.0

Income Before Income Taxes	503.0	476.5

Provision for Income Taxes	164.5	152.5

Effective Tax Rate	32.7%	32.0%

Net Income	338.5	324.0

Net Earnings Per Common Share
Basic	$.62	$.59
Diluted	$.59	$.56

Average Common Shares Outstanding
Basic	532.9	537.1
Diluted	572.5	579.7

Colgate-Palmolive Company Condensed Consolidated Balance Sheets

As of March 31, 2004, December 31, 2003 and March 31, 2003

(Dollars in Millions) (Unaudited)

	March 31, 2004	December 31, 2003	March 31, 2003
Cash and cash equivalents	$271.5	$265.3	$205.8
Accounts receivable, net	1,204.8	1,222.4	1,157.1
Inventories	788.7	718.3	737.1
Other current assets	300.0	290.5	277.1
Property, plant and equipment, net	2,495.2	2,542.2	2,464.4
Other assets, including goodwill and intangibles	2,440.9	2,440.1	2,407.1

Total assets	$7,501.1	$7,478.8	$7,248.6

Total debt	3,115.1	3,102.9	3,596.0
Other current liabilities	2,115.0	2,027.4	1,910.3
Other non-current liabilities	1,463.6	1,461.4	1,406.1
Total shareholders’ equity	807.4	887.1	336.2

Total liabilities and shareholders’ equity	$7,501.1	$7,478.8	$7,248.6

Supplemental Balance Sheet Information:
Debt less cash and marketable securities*	$2,820.5	$2,800.7	$3,371.9
Working capital % of sales	1.5%	1.7%	2.5%
After-tax return on capital	36.2%	38.0%	35.3%

*	Marketable securities of $23.1, $36.9 and $18.3 as of March 31, 2004, December 31, 2003 and March 31, 2003, respectively, are included in Other current assets.

Colgate-Palmolive Company Condensed Consolidated Statements of Cash Flows

For the three months ended March 31, 2004 and 2003

(Dollars in Millions) (Unaudited)

	2004	2003
Operating Activities:
Net income	$338.5	$324.0
Restructuring	(6.2)	—
Depreciation and amortization	79.9	75.7
Deferred income taxes	8.0	7.1
Changes in:
Accounts receivable	12.0	(10.2)
Inventories	(73.8)	(60.4)
Accounts payable and other accruals	(26.6)	25.4
Other non-current assets and liabilities	39.5	5.5

Net cash provided by operations	371.3	367.1

Investing Activities:
Capital expenditures	(43.3)	(48.2)
Other investing activities	9.3	(14.5)

Net cash used in investing activities	(34.0)	(62.7)

Financing Activities:
Proceeds from (payments on) debt issuances, net	2.5	(27.9)
Dividends paid	(129.4)	(97.4)
Purchases of treasury shares	(220.3)	(154.0)
Proceeds from exercise of stock options	21.3	11.3

Net cash used in financing activities	(325.9)	(268.0)

Effect of exchange rate changes on cash and cash equivalents	(5.2)	1.5

Net increase in cash and cash equivalents	6.2	37.9
Cash and cash equivalents at beginning of period	265.3	167.9

Cash and cash equivalents at end of period	$271.5	$205.8

Supplemental Cash Flow Information:
Free cash flow before dividends (net cash provided by operations less capital expenditures)
Net cash provided by operations	$371.3	$367.1
Less: Capital expenditures	(43.3)	(48.2)

Free cash flow before dividends	$328.0	$318.9

Colgate-Palmolive Company Segment Information

For the three months ended March 31, 2004 and 2003

(Dollars in Millions) (Unaudited)

	Three Months Ended March 31,
	2004	2003
Net Sales
Oral, Personal, Household Surface and Fabric Care
North America	$568.5	$588.5
Latin America	533.5	498.5
Europe	607.0	530.9
Asia/Africa	468.2	421.1

Total Oral, Personal, Household Surface and Fabric Care	2,177.2	2,039.0
Total Pet Nutrition	336.3	309.4

Total Net Sales	$2,513.5	$2,348.4

	Three Months Ended March 31,
	2004	2003
Operating Profit
Oral, Personal, Household Surface and Fabric Care
North America	$135.4	$147.8
Latin America	158.3	148.7
Europe	129.7	113.9
Asia/Africa	84.1	65.9

Total Oral, Personal, Household Surface and Fabric Care	507.5	476.3

Total Pet Nutrition	95.4	87.8
Total Corporate	(71.6)	(53.6)

Total Operating Profit	$531.3	$510.5

The Company evaluates segment performance based on several factors, including operating profit. The Company uses operating profit as a measure of operating segment performance because it excludes the impact of corporate-driven decisions related to interest expense and income taxes. Corporate operations include research and development costs, unallocated overhead costs, restructuring costs, and gains and losses on sales of non-strategic brands and assets.

Colgate-Palmolive Company Geographic Sales Analysis

Percentage Changes

For the three months ended March 31, 2004 v. 2003

(Unaudited)

			COMPONENTS OF SALES CHANGE
Region	1st Qtr Sales Change As Reported	1st Qtr Sales Change Ex- Divestment	Ex-Divested Volume	Pricing Coupons Consumer & Trade Incentives	Exchange

Total Company	7.0%	8.0%	4.0%	-1.0%	5.0%

Europe	14.5%	19.0%	8.5%	-3.0%	13.5%

Latin America	7.0%	7.0%	5.5%	3.0%	-1.5%

Asia/Africa	11.0%	12.5%	7.5%	-4.0%	9.0%

Total International	11.0%	13.0%	7.0%	-1.0%	7.0%

North America	-3.5%	-3.5%	-3.0%	-1.5%	1.0%

Total CP Products	7.0%	8.0%	3.5%	-1.0%	5.5%

Hill's	8.5%	8.5%	4.0%	-0.5%	5.0%